May 21, 2012

Board of Directors

Lightwave Logic, Inc.

Re: Resignation as Treasurer

Gentlemen:

I hereby resign as Lightwave Logic’s Treasurer. I will continue to serve the Company as a Director and as Senior Vice President and Secretary.

Sincerely,

/s/ Andrew Ashton

Andrew Ashton